EXHIBIT 21


AVON PRODUCTS, INC. AND SUBSIDIARIES


Subsidiaries of the Registrant

	Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.



Incorporation
Company                                                    Country or State
-------                                                    ----------------
Cosmetics Avon S.A.C.I.                                    Argentina
Avon Cosmetics Pty. Limited                                Australia
Avon Products Pty. Limited                                 Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h                 Austria
Arlington Limited                                          Bermuda
Avon International (Bermuda) Ltd.                          Bermuda
Stratford Insurance Company, Ltd.                          Bermuda
Avon Holdings Ltd.                                         Bermuda
Productos Avon Bolivia Ltda.                               Bolivia
Avon Cosmeticos, Ltda.                                     Brazil
Avon Industrial Ltda.                                      Brazil
Nucleo de Atualiza cao Techologia Avon Ltda. (Nata)        Brazil
Tortola Interlagos Investments Inc.                        British VI
Avon Cosmetics Bulgaria Eood                               Bulgaria
Avon Canada, Inc.                                          Canada
Avon Fashions, Inc. - Avon Mode Inc.                       Canada
Cosmeticos Avon S.A.                                       Chile
Avon Products (China) Co. Ltd. (73.845%),                  China
Avon Manufacturing (Guangzhou) Ltd. (73.845%)              China
Avon Kosmetika d.o.o.                                      Croatia
Avon Cosmetics, Spolecnosti S. Rucenlm Omezenym            Czech Republic
Avon Capital Corporation                                   Delaware
Avon International Operations, Inc.                        Delaware
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Avon-Lomalinda, Inc.                                       Delaware
Avon (Windsor) Limited                                     Delaware
Manila Manufacturing Company                               Delaware
Surrey Leasing, Limited                                    Delaware
Productos Avon S.A.                                        Dominican Republic
Productos Avon Ecuador S.A.                                Ecuador
Productos Avon, S.A.                                       El Salvador
Avon S.A.                                                  France
Avon Cosmetics GmbH                                        Germany
Productos Avon de Guatemala, S.A.                          Guatemala
Productos Avon, S.A.                                       Honduras
Avon Cosmetics (FEBO) Limited                              Hong Kong
Avon Cosmetics Hungary KFT                                 Hungary
Avon Service Center, Inc.                                  Illinois
Avon Beauty Productos India Private Limited                India
P.T. Avon Indonesia (92%)                                  Indonesia
Albee Dublin Finance Company                               Ireland
Avon Limited                                               Ireland
Avon Cosmetics S.p.A.                                      Italy
Avon Products Company Limited (68%)                        Japan
Live and Life Company Limited (68%)                        Japan
Avon Cosmetics SIA                                         Latvia
UAB Avon Cosmetics                                         Lithuania
Avon Cosmetics (Malaysia) Sendirian Berhad  (70%)          Malaysia
Beautifont (Malaysia) Sendirian Berhad                     Malaysia
Maximen Corporation Sdn Bhd (70%)                          Malaysia
Avon Cosmetics, S.A. de C.V.                               Mexico
Avonova, S. A. de C.V.                                     Mexico
M.I. Holdings, Inc.                                        Missouri
Avon Americas, Ltd.                                        New York
Avon Overseas Capital Corporation                          New York
Avon Cosmetics Limited                                     New Zealand
Productos Avon de Nicaragua, S.A.                          Nicaragua
Avon Cosmetics A/S                                         Norway
Productos Avon S.A.                                        Panama
Productos Avon S.A                                         Peru
Cosmeticos Aliados S.A.                                    Peru
Avon Cosmetics, Inc.                                       Philippines
Avon Products Mfg., Inc.                                   Philippines
Beautifont Products, Inc.                                  Philippines
Avon Cosmetics (Philippines), Inc.                         Philippines
Avon Cosmetics Polska Sp. z.o.o.                           Poland
Avon Operations Polska Sp. z.o.o.                          Poland
Avon Cosmeticos, Lda.                                      Portugal
Avon Cosmetics Spal s.r.o.                                 Slovak Republic
Avon Kosmetika D.O.O.                                      Slovenia
Avon Cosmetics (Romania) SRL                               Romania
Avon Beauty Products Co. (ABPC) Russia                     Russia
Justine/Avon PTY. Ltd.                                     South Africa
Avon Cosmetics, S.A.                                       Spain
Avon Cosmetics (Taiwan) Ltd.                               Taiwan
Avon Products Limited                                      Taiwan
Avon Cosmetics (Thailand) Ltd.                             Thailand
California Manufacturing Company Ltd.                      Thailand
Exzacibasi Avon Kosmetik Urunleri                          Turkey
  Sanayi ve Ticaret A.S. (50%) (Joint Venture)
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Avon Cosmetics (Ukraine)                                   Ukraine
Avon Cosmetics Export Limited                              United Kingdom
Avon Cosmetics Limited                                     United Kingdom
Avon European Holdings Ltd.                                United Kingdom
Avon Fashions (UK) Limited                                 United Kingdom
Avon S.U. Export Limited                                   United Kingdom
Avon Cosmetics Ireland Limited                             United Kingdom
Cosmeticos Avon De Uruguay S.A.                            Uruguay
Avon Cosmetics de Venezuela, C.A.                          Venezuela
Albee Holdings C.A.                                        Venezuela